This Agreement is made 22 day of April 2009

BETWEEN:

COAST MOUNTAIN GEOLOGICAL LTD. of P.O. Box 11604, 620-650 West Georgia Street, Vancouver, British Columbia V6B 4N9

(Hereinafter called the **"Contractor"**)

OF THE FIRST PART

AND:

INFRASTRUCTURE MATERIALS CORP. of 1135 Terminal Way, Suite 207B, Reno, Nevada, 89502, USA

(Hereinafter called the **"Client"**)

OF THE SECOND PART

W H E R E A S:

A. The Client is the owner or has an interest in the land/mineral claims described in Schedule "A" hereto (herein called the "Property");

B. The Client requires the services of a contractor to perform the work and services outlined in outlined in Schedule "B" herein (herein called the "Work Program");

C. The Contractor has agreed with the Client to undertake the Work Program on the terms and conditions herein contained.

NOW THEREFORE THIS AGREEMENT WITNESSETH that the consideration of the covenants and agreements herein contained the parties hereto agree as follows:

1. Definitions:

   (a) **"AGREEMENT"** shall mean this Service Agreement between Coast Mountain and Infrastructure dated April 22, 2009, as amended from time to time, including all attachments, exhibits, and schedules hereto.

   (b) **"BUDGET"** shall mean the estimated cost of the Work Program.

   (c) **"EFFECTIVE DATE"** shall be April 22, 2009 and shall mean the date this Agreement becomes effective.

   (d) **"PERSONNEL"** shall mean Coast Mountain's permanent and temporary employees, officers and subcontractors involved in the execution and performance of the present Service Agreement.

   (e) **"PROPERTY"** shall mean as specified in Schedule 'A' hereto.

   (f) **"SERVICE FEE"** shall mean fee incurred by the Contractor for personnel, equipment, and services provided or supplied with respect to the Work Program plus an administration fee of 15%.

   (g) **"WORK PROGRAM"** shall mean all of the services to be performed by Coast Mountain as designated in Schedule "B" as the work and services to be performed by the Contractor.

2. Contractor's Services

(a) The Contractor shall perform the work and provide the services with respect to the Work Program as designated in the Budget as the work and services to be performed by the Contractor and, such additional work and services as may from time to time be mutually agreed to by the Contractor and the Client.

(b) In the event that the Contractor is requested to perform any services or work which falls outside of the scope of the Work Program defined herein, it shall forthwith perform the same and the Client agrees to compensate the Contractor for such additional work and services performed.

3. Budget

As per Schedule B. The contractor will not exceed the approved budget by more than 10% without prior Client approval.

4. Compensation

(a) As compensation for the services to be provided by the Contractor hereunder, the Client shall pay to the Contractor a "Service Fee" for the personnel, equipment and services provided or supplied with respect to the Work Program at the rates equal to the Contractor's charge out rates for such personnel, equipment and services as set forth in the Contract's "Charge Out Rate Sheet" attached hereto as Schedule "B", plus a 15% administrative fee on all non-personnel items of expenditure. The Contractor shall prepare and deliver to the Client bi-monthly statements showing the amount of the Contractor's Service Fee for the preceding bi-monthly period and the Client shall cause the Contractor's Service to be paid within **fifteen (15) days** of the receipt of the said statement setting forth the Contractor's Service Fee.

5. Insurance

The Contractor shall, while providing any services for or on behalf of the Client hereunder, maintain insurance coverage, which insurance coverage shall include general liability insurance covering claims for personal injury, including but not limited to bodily injury or property damage, occurring in or upon the Property. Such insurance shall cover the Client and the Contractor, and shall include broad blanket contractual liability, broad form property damage and full form personal injury (including but not limited to bodily injury), covering the performance of all work or services at or from the Property by the Contractor.

6. Notices

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt of forty-eight (48) hours after being placed in a regularly maintained receptacle for the deposit of mail, postage prepaid, registered or certified mail, with return receipt requested, addressed to the above parties as follows:

CLIENT: **INFRASTRUCTURE MATERIALS CORP.**
1135 TERMINAL WAY, SUITE 207B, RENO, NEVADA, 89502, USA
TELEPHONE: (775) 322-4458, FACSIMILE: (775) 322-4448

CONTRACTOR: **COAST MOUNTAIN GEOLOGICAL LTD.**
P.O.BOX 11604, SUITE 620 – 650 WEST GEORGIA STREET, VANCOUVER, B.C. V6B 4N9 TELEPHONE: (604) 681-0209, FACSIMILE: (604) 687-4670

Notice of a change in address of one of the parties shall be given in writing to the other party as provided above, but shall be effective only upon actual receipt.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

WITNESS:

____

SUSAN LEVITT

Suite 2, 880-16 Avenue SW Calgary, AB T2R1J9

Print full name and address

INFRASTRUCTURE MATERIALS CORP.

____

By its authorized signatories

WITNESS:

____

June Denbigh.

11045 - 159A St. Surrey BC

Print full name and address V4N 4Y2

COAST MOUNTAIN GEOLOGICAL LTD.

____

By its authorized signatories

SCHEDULE "A"

PROPERTY DESCRIPTION

Schedule "A" Property Description

43-101 Reports	Location
Medicine	Elko County, Nevada
Silver Queen/Mohawk	Esmeralda County, Nevada
Nivloc	Esmeralda County, Nevada
Pansy Lee	Humbolt County, Nevada
Summary Reports	
Klondyke	Esmeralda County, Nevada
Blue Dick	Esmeralda County, Nevada
Kope Scheelite	Mineral County, Nevada
Gold Point	Nye County, Nevada
Dyer	Esmeralda County, Nevada
Santa Fe	Mineral County, Nevada
Quailey	Mineral County, Nevada
Sylvania	Esmeralda County, Nevada
Weepah Hills	Esmeralda County, Nevada
Montezuma	Esmeralda County, Nevada

SCHEDULE "B"

DESCRIPTION OF WORK AND SERVICES TO BE PERFORMED BY CONTRACTOR AND CHARGES

Commencing on or around April 22, 2009 Coast Mountain Geological Ltd. will conduct a site visit and prepare various reports on behalf of Infrastructure Materials Corp as outlined in the Budget below.

REPORT COSTS ESTIMATE 2009
INFRASTRUCTURE MATERIAL CORP.
(US$)

Site Visit:	
P. Geo. – 14 days @ $625/day	8,750
- Expenses – mob/demob, travel, etc.	2,600
- 14-day truck rental	1,400
- Assays	1,000
	$13,750
Reports – N43-101:	
- Panzy Lee	9,000
- Silver Queen	11,000
- Niblack	9,000
- Medicine	15,000
	$44,000
Summary report to include the following projects: Klondyke, Blue Dick, Kopesheelite, Gold Point, Dyer, Sante Fe, Qualiley, Sylvania, Weepak Hills, Montezuma. The report will be divided by county with location of all projects and regional geology followed by a summary of each project within that county. We will attempt to follow the 43-101 format where possible to allow for future 43-101 report preparation.	$20,000
Subtotal	$77,750
Contingency 10%	7,775
Total	**US$85,525**

Charge-out Rates

Senior Project Geologist (P.Geo)	$625/day
Geologist	$500/day
GIS Technician	$350/day
Expenses	Cost plus 15%